Calculation of Filing Fee Tables
N-14
ARES STRATEGIC INCOME FUND
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	5.550% Notes due 2031	457(a)	700,000,000	$ 1.00	$ 700,000,000.00	0.0001381	$ 96,670.00
Fees Previously Paid	2	Debt	5.450% Notes due 2028	457(a)	600,000,000	$ 1.00	$ 600,000,000.00		$ 82,860.00
Fees Previously Paid	3	Debt	4.850% Notes due 2029	457(a)	600,000,000	$ 1.00	$ 600,000,000.00		$ 82,860.00
Fees Previously Paid	4	Debt	5.800% Notes due 2030	457(a)	500,000,000	$ 1.00	$ 500,000,000.00		$ 69,050.00
Fees Previously Paid	5	Debt	5.150% Notes due 2031	457(a)	500,000,000	$ 1.00	$ 500,000,000.00		$ 69,050.00
			Total Offering Amounts:				$ 2,900,000,000.00		$ 400,490.00
			Total Fees Previously Paid:						$ 303,820.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 96,670.00
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(a) and 457(f)(2) of the Securities Act of 1933, as amended.

[2]	See Offering Note 1. The fee of $82,860.00 was paid in connection with the initial filing of the registration statement on Form N-14 (File No. 333-291070) on October 24, 2025 (the "Registration Statement").

[3]	See Offering Note 1. The fee of $82,860.00 was paid in connection with the initial filing of the Registration Statement.

[4]	See Offering Note 1. The fee of $69,050.00 was paid in connection with the initial filing of the Registration Statement.

[5]	See Offering Note 1. The fee of $69,050.00 was paid in connection with the initial filing of the Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date